Exhibit 99.1

GI Dynamics, Inc. – ASX Announcement

Appendix 4C Quarterly Report

Quarter ended 31 December 2014

LEXINGTON, Massachusetts, United States and SYDNEY, Australia – 30 January 2015 – GI Dynamics, Inc. (ASX: GID) (GI Dynamics or the Company), a medical device company developing innovative treatments for type 2 diabetes and obesity, is pleased to provide its financial results for the quarter ended 31 December 2014 (Quarter), as well as a discussion of the full-year 2014 performance. The Appendix 4C, which has been prepared in U.S. dollars under U.S. GAAP, is attached and the results disclosed in the Appendix 4C are unaudited.

“We addressed several challenges in the fourth quarter with both our corporate restructuring and obtaining authorization to resume shipments of EndoBarrier®,” said Michael Dale, president and chief executive officer of GI Dynamics. “With these issues behind us, we are focusing on finalizing our strategic business plan, which we expect to complete by the end of the first quarter of 2015. With this in mind, we expect to host an investor call following our first quarter 2015 results report to review this plan and provide an update on our progress.”

Mr. Dale continued, “Completing our leadership team hires, effectively and efficiently managing our ENDO Trial, completing the 1:10 reverse stock split previously approved by our shareholders and dual listing on the ASX and NASDAQ Capital Market are priorities for the Company in 2015.”

ENDO Trial

As of 31 December 2014, 25 of a possible 25 clinical sites across the U.S. have initiated patient recruitment and a total of 299 patients have been enrolled in the ENDO Trial out of a total of 500 patients required. During the Quarter 62 patients were enrolled.

www.gidynamics.com

US OFFICE & HEADQUARTERS:	25 Hartwell Avenue, Lexington MA 02421 T +1 (781) 357-3300 F +1 (781) 357-3301
EUROPEAN OFFICE:	Prinzenallee 7, 40549 Dusseldorf, Germany T: +49 211 5239 1572
AUSTRALIAN OFFICE:	Level 8, 17-19 Bridge Street, Sydney, NSW 2000 T +61 2 9325 9046
GI Dynamics, Inc., is a corporation incorporated in Delaware, USA, whose stockholders have limited liability. ARBN 151 239 388

GI Dynamics, Inc. - ASX Announcement	Page 2

Financial Review

The Company’s key financial results for the Quarter and year ended 31 December 2014 include the following:

•	Revenue decreased to US$0.5 million for the Quarter compared to US$1.1 million for the same period last year, a decrease of US$0.6 million. For the year ended 31 December 2014 revenue increased to US$2.8 million compared to US$2.3 million for the previous year, an increase of US$0.5 million. The decrease in the Company’s revenue in the Quarter compared to the same period last year was a result of a decrease in sales in all markets other than South America due to the shipment hold that began in early October 2014 and ended on 1 December 2014. The increase in the Company’s revenue for the full year compared to the previous year was a result of an increase in sales in Europe, South America and Australia, with the Middle East effectively flat from 2013 to 2014.

•	Cost of revenue for the Quarter was US$2.2 million compared to US$1.0 million for the same period last year, an increase of US$1.2 million. For the year ended 31 December 2014 cost of revenue was US$4.1 million compared to US$2.5 million for the previous year. The negative gross margin in the Quarter and 2014 was a result of a non-recurring charge of US$1.6 million recorded in the Quarter for sleeve inventory in excess of our currently anticipated commercial requirements. These sleeves were purchased in 2013 prior to the termination of the Company’s supply agreement with W.L. Gore & Associates, Inc. Excluding the non-recurring charge, the negative gross margin in the Quarter compared to the small positive gross margin in the same period last year was a result of the shipment hold and its impact on manufacturing activity and the increase in gross margin for 2014 primarily reflects increased sales volume and increased utilization of manufacturing capacity compared to 2013.

•	Operating expenses increased to US$12.0 million for the Quarter compared to US$9.1 million for the same period last year, an increase of US$2.9 million. Operating expenses increased to US$46.9 million for 2014 compared to US$34.6 million for 2013, an increase of US$12.3 million.

•	Research and development expenses were US$7.0 million for the Quarter compared to US$4.1 million for the same period last year, an increase of US$2.9 million. Research and development expenses were US$26.7 million for 2014 compared to US$14.7 million for 2013, an increase of US$12.0 million. The increase in research and development expenses for the Quarter and year ended 31 December 2014 was primarily a result of increased expenses to support the ENDO Trial.

•

Sales and marketing expenses were US$2.0 million for the Quarter compared to US$3.1 million for the same period last year, a decrease of US$1.1 million. Sales and marketing expenses were US$10.0 million for 2014 compared to

www.gidynamics.com

US OFFICE & HEADQUARTERS:	25 Hartwell Avenue, Lexington MA 02421 T +1 (781) 357-3300 F +1 (781) 357-3301
EUROPEAN OFFICE:	Prinzenallee 7, 40549 Dusseldorf, Germany T: +49 211 5239 1572
AUSTRALIAN OFFICE:	Level 8, 17-19 Bridge Street, Sydney, NSW 2000 T +61 2 9325 9046
GI Dynamics, Inc., is a corporation incorporated in Delaware, USA, whose stockholders have limited liability. ARBN 151 239 388

GI Dynamics, Inc. - ASX Announcement	Page 3

US$11.0 million for 2013, a decrease of US$1.0 million. The decrease in sales and marketing expenses for both the Quarter and for 2014 compared to the same periods last year was the result of lower spending on marketing related activities to support the Company’s commercialization effort as well as lower compensation related expenses primarily related to the departure of the Company’s former chief commercial officer.

•	General and administrative expenses were US$3.0 million for the Quarter compared to US$1.9 million for the same period last year, an increase of US$1.1 million. General and administrative expenses were US$10.2 million for 2014 compared to US$8.9 million for 2013, an increase of US$1.3 million. The increase in general and administrative expenses for both the Quarter and for 2014 compared to the same periods last year was primarily associated with the departure of the Company’s former chief executive officer and former chief financial officer and the hiring of the Company’s new chief executive officer. The increase for 2014 described above was partially offset by a decrease in legal fees for the year associated with the successful settlement of the Company’s lawsuit with W.L. Gore & Associates, Inc. and a reduction in consulting fees.

•	Other income (expense) for the Quarter was a US$0.3 million loss compared to a loss of US$0.1 million for the same period last year, a decrease of US$0.2 million. Other income (expense) for 2014 was a gain of US$0.1 million compared to a loss of US$0.6 million for 2013, an increase of US$0.7 million. The decrease in the Quarter compared to the same period last year was primarily associated with a larger foreign exchange loss due to the depreciation of the Australian dollar versus the U.S. dollar during the Quarter. The increase in other income for 2014 compared to 2013 was primarily associated with a smaller foreign exchange loss due to the volatility of the Australian dollar versus the U.S. dollar and a gain on the remeasurement of the warrant liability.

•	As a result, the Company recorded a net loss of US$14.1 million for the Quarter compared to US$9.1 million for the same period last year, an increase of US$5.0 million, and a net loss of US$48.2 million for 2014 compared to US$35.6 million for 2013, an increase of US$12.6 million.

•	The Company had cash and cash equivalents of US$51.2 million at 31 December 2014 compared to US$58.6 million at 31 December 2013, a decrease of US$7.4 million. The Company raised US$31.4 million from the issuance of shares and the exercise of stock options and used US$38.8 million to fund its operations in 2014.

www.gidynamics.com

US OFFICE & HEADQUARTERS:	25 Hartwell Avenue, Lexington MA 02421 T +1 (781) 357-3300 F +1 (781) 357-3301
EUROPEAN OFFICE:	Prinzenallee 7, 40549 Dusseldorf, Germany T: +49 211 5239 1572
AUSTRALIAN OFFICE:	Level 8, 17-19 Bridge Street, Sydney, NSW 2000 T +61 2 9325 9046
GI Dynamics, Inc., is a corporation incorporated in Delaware, USA, whose stockholders have limited liability. ARBN 151 239 388

GI Dynamics, Inc. - ASX Announcement	Page 4

Robert Solomon

Vice President of Finance & Assistant Company Secretary

About GI Dynamics

GI Dynamics, Inc. (ASX: GID) is the developer and marketer of EndoBarrier®, a breakthrough device that represents an entirely new class of non-surgical, non-pharmaceutical therapy for the treatment of type 2 diabetes and/or obesity. EndoBarrier is approved and commercially available in multiple countries outside the U.S. EndoBarrier is not approved for sale in the U.S. and is limited by federal law to investigational use only in the United States. GI Dynamics is conducting a pivotal clinical trial of EndoBarrier in the U.S. for the treatment of patients who have uncontrolled type 2 diabetes and are obese. Founded in 2003, GI Dynamics is headquartered in Lexington, Massachusetts. For more information, please visit www.gidynamics.com.

Forward-Looking Statements

This announcement contains forward-looking statements concerning: our development and commercialization plans; our potential revenues and revenue growth, costs, excess inventory, profitability and financial performance; our ability to obtain reimbursement for our products; our clinical trials, and associated regulatory submissions and approvals; the number and location of commercial centres offering the EndoBarrier®; and our intellectual property position. These forward-looking statements are based on the current estimates and expectations of future events by the management of GI Dynamics, Inc. as of the date of this announcement and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those indicated in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with the possibility that clinical trials will not be successful or confirm earlier results; risks associated with obtaining funding from third parties; risks relating to the timing and costs of clinical trials, the timing of regulatory submissions, the timing, receipt and maintenance of regulatory approvals, the timing and amount of other expenses, and the timing and extent of third-party reimbursement risks associated with commercial product sales, including product performance; competition; risks related to market acceptance of products; intellectual property risks; risks related to excess inventory; and assumptions regarding the size of the available market, benefits of our products, product pricing, timing of product launches, future financial results and other factors including those described in our filings with the U.S. Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

Investor Enquiries:	Media Enquiries:

United States Michael Dale, President & CEO +1 (781) 357-3310	United States/Europe: Susan Heins, Pure Communications Inc. +1 (864) 286-9597

Australia David Allen or John Granger Hawkesbury Partners Pty Limited +61 2 9325 9046	Australia: Angela Ceberano, Flourish PR +61 3 9092 8445

www.gidynamics.com

US OFFICE & HEADQUARTERS:	25 Hartwell Avenue, Lexington MA 02421 T +1 (781) 357-3300 F +1 (781) 357-3301
EUROPEAN OFFICE:	Prinzenallee 7, 40549 Dusseldorf, Germany T: +49 211 5239 1572
AUSTRALIAN OFFICE:	Level 8, 17-19 Bridge Street, Sydney, NSW 2000 T +61 2 9325 9046
GI Dynamics, Inc., is a corporation incorporated in Delaware, USA, whose stockholders have limited liability. ARBN 151 239 388

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Rule 4.7B

Appendix 4C

Quarterly report

for entities admitted

on the basis of commitments

Introduced 31/03/00 Amended 30/09/01, 24/10/05, 17/12/10

Name of entity

GI Dynamics, Inc.

ABN	Quarter ended (“current quarter”)
151 239 388	31 December 2014

Consolidated statement of cash flows

	Cash flows related to operating activities	Current quarter (Q4) $’000 USD	Year to date (12 months) $’000 USD
	1.1 Receipts from customers	571	2,871
1.2 Payments for	(a) staff costs	(3,617)	(14,682)
	(b) advertising and marketing	(1,240)	(4,954)
	(c) research and development	(5,112)	(19,237)
	(d) leased assets	—	—
	(e) other working capital	(211)	(2,212)
	1.3 Dividends received	—	—
	1.4 Interest and other items of a similar nature received	36	253
	1.5 Interest and other costs of finance paid	—	(1)
	1.6 Income taxes paid	(10)	(46)
	1.7 Other (provide details if material)	—	—

	Net operating cash flows	(9,583)	(38,008)

+	See chapter 19 for defined terms.

17/12/2010	Appendix 4C Page 1

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

	Current quarter (Q4) $’000 USD	Year to date (12 months) $’000 USD
1.8 Net operating cash flows (carried forward)	(9,583)	(38,008)

Cash flows related to investing activities
1.9 Payment for acquisition of:
(a) businesses (item 5)	—	—
(b) equity investments	—	—
(c) intellectual property	—	—
(d) physical non-current assets	(21)	(255)
(e) other non-current assets	—	—
1.10 Proceeds from disposal of:
(a) businesses (item 5)	—	—
(b) equity investments	—	—
(c) intellectual property	—	—
(d) physical non-current assets	—	—
(e) other non-current assets	—	—

1.11 Loans to other entities	—	—
1.12 Loans repaid by other entities	—	—
1.13 Other (provide details if material)	—	—

Net investing cash flows	(21)	(255)

1.14 Total operating and investing cash flows	(9,604)	(38,263)

Cash flows related to financing activities
1.15 Proceeds from issues of shares, options, etc.	24	32,773
1.16 Proceeds from sale of forfeited shares	—	—
1.17 Proceeds from borrowings	—	—
1.18 Repayment of borrowings	—	(58)
1.19 Dividends paid	—	—
1.20 Other (share capital raising cost)	—	(1,363)

Net financing cash flows	24	31,352

Net increase (decrease) in cash held	(9,580)	(6,911)
1.21 Cash at beginning of quarter/year to date	61,190	58,616
1.22 Exchange rate adjustments to item 1.20	(419)	(514)

1.23 Cash at end of quarter	51,191	51,191

+	See chapter 19 for defined terms.

Appendix 4C Page 2	17/12/2010

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Payments to directors of the entity and associates of the directors

Payments to related entities of the entity and associates of the related entities

Current quarter (Q4)$’000 USD
1.24 Aggregate amount of payments to the parties included in item 1.2	301
1.25 Aggregate amount of loans to the parties included in item 1.11	—
1.26 Explanation necessary for an understanding of the transactions

Payments represent wages and relocation paid to an executive director for services provided during the fourth quarter of 2014 ($155), directors’ fees paid to non-executive directors ($91) for services provided during the fourth quarter of 2014 and severance and consulting fees ($55) paid to a non-executive director during the fourth quarter of 2014.

Non-cash financing and investing activities

2.1	Details of financing and investing transactions which have had a material effect on consolidated assets and liabilities but did not involve cash flows

N/A

2.2	Details of outlays made by other entities to establish or increase their share in businesses in which the reporting entity has an interest

N/A

Financing facilities available

Add notes as necessary for an understanding of the position.

	Amount available $’000 USD	Amount used $’000 USD
3.1 Loan facilities	—	—
3.2 Credit standby arrangements	150	—

+	See chapter 19 for defined terms.

17/12/2010	Appendix 4C Page 3

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Reconciliation of cash

Reconciliation of cash at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts is as follows.	Current quarter (Q4) $’000 USD	Previous quarter (Q3) $’000 USD
4.1 Cash on hand and at bank	12,737	19,241
4.2 Deposits at call	38,454	41,949
4.3 Bank overdraft	—	—
4.4 Other (provide details)	—	—

Total: cash at end of quarter (item 1.23)	51,191	61,190

Acquisitions and disposals of business entities

	Acquisitions (Item 1.9(a))	Disposals (Item 1.10(a))
5.1 Name of entity	N/A	N/A
5.2 Place of incorporation or registration
5.3 Consideration for acquisition or disposal
5.4 Total net assets
5.5 Nature of business

Compliance statement

1	This statement has been prepared under accounting policies which comply with accounting standards as defined in the Corporations Act (except to the extent that information is not required because of note 2) or other standards acceptable to ASX.

2	This statement does give a true and fair view of the matters disclosed.

Sign here:		Date: 30 January 2015
(Assistant company secretary)

Print name:	Robert Solomon

+	See chapter 19 for defined terms.

Appendix 4C Page 4	17/12/2010

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Notes

1.	The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position. An entity wanting to disclose additional information is encouraged to do so, in a note or notes attached to this report.

2.	The definitions in, and provisions of, AASB 107: Statement of Cash Flows apply to this report except for any additional disclosure requirements requested by AASB 107 that are not already itemised in this report.

3.	Accounting Standards. ASX will accept, for example, the use of International Financial Reporting Standards for foreign entities. If the standards used do not address a topic, the Australian standard on that topic (if any) must be complied with.

+	See chapter 19 for defined terms.

17/12/2010	Appendix 4C Page 5